Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X to give effect to the business combination and the related transactions contemplated by the Agreement and Plan of Merger, dated as of June 9, 2021 (the “Merger Agreement”), by and among us, Spartacus Acquisition Corporation (“Spartacus”), NextNav Holdings, LLC (“Holdings”) and the other parties thereto (the “Business Combination”).

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Holdings and Spartacus, as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 assumes that the Business Combination was completed on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if they had occurred on January 1, 2020.

The assumptions and estimates underlying the unaudited adjustments to the unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read in conjunction with the following:

●	Holdings’ unaudited condensed consolidated financial statements and related notes as of and for the nine months ended September 30, 2021 included elsewhere in this amendment to Current Report on Form 8-K;

●	Spartacus’ unaudited condensed financial statements and related notes as of and for the nine months ended September 30, 2021 included in Spartacus’ Quarterly Report on Form 10-Q;

●	Holdings’ audited consolidated financial statements and related notes for the year ended December 31, 2020 included in Spartacus Acquisition Shelf Corp.’s (now known as NextNav Inc.) final prospectus and definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2021;

●	Spartacus’ audited financial statements and related notes for the period from August 10, 2020 (inception) through December 31, 2020 (as restated) included in Spartacus’ Annual Report on Form 10-K; and

●	Our Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this amendment to Current Report on Form 8-K.

Certain direct and incremental costs related to the Business Combination will be recorded as a reduction against additional-paid-in-capital, consistent with the accounting for reverse recapitalizations. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The unaudited pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain estimates and assumptions. These estimates and assumptions are based on information available as of the dates of the unaudited pro forma condensed combined financial information and may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material.

NEXTNAV INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2021
(In thousands, except share and per share data)

	Spartacus (Historical)	Holdings (Historical)	Pro Forma Adjustments	Note 2	Combined Pro Forma
Assets
Current assets:
Cash and cash equivalents	$36	$1,641	$203,007	2(a)	$111,200
			(177,060)	2(b)
			(29,370)	2(c)
			(91,454)	2(d)
			(600)	2(e)
			205,000	2(f)
Other current assets	276	8,417	(6,542)	2(c)	2,151
Total current assets	312	10,058	102,981		113,351
Cash and securities held in trust account	203,007	—	(203,007)	2(a)	—
Network under construction		16,821			16,821
Property and equipment, net		5,723			5,723
Intangible asset		4,106			4,106
Other assets		3,472			3,472
Total assets	$203,319	$40,180	$(100,026)		$143,473

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$2,172	$1,793	$(1,904)	2(c)	$2,061
Accrued expenses and other current liabilities	—	5,019	(2,310)	2(c)	2,709
Total current liabilities	2,172	6,812	(4,214)		4,770
Senior secured loan facility	—	82,192	(82,192)	2(d)	—
Warrants	31,912	168,016	(168,525)	2(i), 2(j)	16,012
			509	2(g)
			(15,900)	2(k)
Working capital loan	600	—	(600)	2(e)	—
Deferred underwriters’ discount	7,000	—	(7,000)	2(c)	—
Other long term liabilities	—	1,150	—		1,150
Total liabilities	41,684	258,170	(277,922)		21,932
Redeemable convertible preferred stock	—	383,435	(383,435)	2(o)	—

NEXTNAV INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (continued)
As of September 30, 2021
(In thousands, except share and per share data)

	Spartacus (Historical)	Holdings (Historical)	Pro Forma Adjustments	Note 2	Combined Pro Forma
Class A Common Units, authorized 128,508,093 units; 10,766,604 units issued and outstanding as of September 30, 2021	—	2	(2)	2(p)	—
Class A common stock subject to possible redemption, 20,000,000 shares at redemption value as of September 30, 2021	203,007	—	(203,007)	2(b)	—

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of September 30, 2021	—	—	—		—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized	—	—	10	2(f), 2(g), 2(i), 2(j), 2(k), 2(l), 2(m)	10
Class B common stock, $0.0001 par value; 20,000,000 shares authorized, 5,000,000 shares issued and outstanding as of September 30, 2021	1	—	(1)	2(l)	—
Accumulated other comprehensive loss	—	—	(115)	2(m)	(115)
Additional paid-in capital	—	347	204,998	2(f)	132,913
			168,525	2(i), 2(j)
			15,900	2(k)
			1,496	2(h)
			25,947	2(b)
			(41,373)	2(n)
			(24,699)	2(c)
			(218,228)	2(m), 2(o), 2(p)
Accumulated Deficit	(41,373)		41,373	2(n)	(11,267)
			(9,262)	2(d)
			(509)	2(g)
			(1,496)	2(h)
Total stockholders’ equity	(41,372)	347	162,566		121,541
Members’ deficit	—	(601,774)	601,774	2(m)	—
Total liabilities and stockholders’ equity (members’ deficit)	$203,319	$40,180	$(100,026)		$143,473

NEXTNAV INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2021
(In thousands, except share and per share data)

	Spartacus (Historical)	Holdings (Historical)	Pro Forma Adjustments	Note 3	Combined Pro Forma
Revenue	$—	$743	$—		$743

Operating expenses:
Costs of goods sold (exclusive of depreciation and amortization)	3,535	11,668	—		15,203
Research and development	—	6,894	—		6,894
Selling, general and administrative	—	9,385	—		9,385
Depreciation and amortization	—	1,069	—		1,069
Total operating expenses	3,535	29,016	—		32,551
Operating loss	(3,535)	(28,273)	—		(31,808)

Other income (expense):	—
Interest income (expense)	47	(8,899)	8,899	3(a)	47
Change in fair value of warrants	(8,900)	(61,184)	61,184	3(d), 3(e)	(4,200)
			4,700	3(f)
Other income (expense), net	—	(69)	—		(69)
Loss before income taxes	(12,388)	(98,425)	74,783		(36,030)
Income tax expense	—	(40)	—		(40)
Net loss	$(12,388)	$(98,465)	$74,783		$(36,070)
Foreign currency translation adjustment	—	(19)	—		(19)
Comprehensive loss	$(12,388)	$(98,484)	$74,783		$(36,089)

NEXTNAV INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — (continued)
For the nine months ended September 30, 2021
(In thousands, except share and per share data)

	Spartacus (Historical)	Holdings (Historical)	Pro Forma Adjustments	Note 3	Combined Pro Forma
Weighted average shares outstanding of Class A redeemable common stock	20,000,000	—	—		—
Basic and diluted loss per share, Class A common stock subject to possible redemption	$(0.50)	—	—		$—
Basic and diluted weighted average shares outstanding, non-redeemable common stock	5,000,000	—	—		99,791,147
Basic and diluted loss per non-redeemable common share	$(0.50)	—	—		$(0.36)
Change in redemption value of preferred units	$—	$(13,831)	$—		$—
Net loss attributable to common unit holders	$—	$(112,296)	$—		$—
Weighted average shares outstanding – basic and diluted	—	20,526	—		—
Net loss attributable to common unit holder per share – basic and diluted	$—	$(5.47)	$—		$—

NEXTNAV INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2020
(In thousands, except share and per share data)

	For the period from August 10, 2020 (inception) through December 31, 2020 (as restated) Spartacus (Historical)	For the year ended December 31, 2020 Holdings (Historical)	Pro Forma Adjustments	Note 3	Combined Pro Forma
Revenue	$—	$569	$—		$569

Operating expenses:
Costs of goods sold (exclusive of depreciation and amortization)	788	7,770	509	3(b)	10,563
			1,496	3(c)
Research and development	—	8,777	—		8,777
Selling, general and administrative	—	13,256	—		13,256
Depreciation and amortization	—	235	—		235
Total operating expenses	788	30,038	2,005		32,831
Operating loss	(788)	(29,469)	(2,005)		(32,262)

Other income (expense):
Interest income (expense)	29	(10,037)	10,037	3(a)	29
Change in fair value of warrants	(2,975)	(97,604)	97,604	3(d), 3(e)	(2,275)
			700	3(f)
Other income (expense), net	—	(188)	—		(188)
Loss before income taxes	(3,734)	(137,298)	106,336		(34,696)
Income tax benefit (expense)	—	(38)	—		(38)
Net loss	$(3,734)	$(137,336)	$106,336		$(34,734)
Foreign currency translation adjustment	—	12	—		12
Comprehensive loss	$(3,734)	$(137,324)	$106,336		$(34,722)

NEXTNAV INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — (continued)
For the year ended December 31, 2020
(In thousands, except share and per share data)

	For the period from August 10, 2020 (inception) through December 31, 2020 (as restated) Spartacus (Historical)	For the year ended December 31, 2020 Holdings (Historical)	Pro Forma Adjustments	Note 3	Combined Pro Forma
Weighted average shares outstanding of Class A redeemable common stock	8,663,166	—	—		—
Basic and diluted loss per share, Class A common stock subject to possible redemption	$—	—	—		—
Basic and diluted weighted average shares outstanding, non-redeemable common stock	6,546,624	—	—		99,791,147
Basic and diluted loss per non-redeemable common share	$(0.57)	—	—		(0.35)
Change in redemption value of preferred units	$—	$(33,072)	$—		$—
Net loss attributable to common unit holders	$—	$(170,408)	$—		$—
Weighted average shares outstanding – basic and diluted	—	16,853	—		—
Net loss attributable to common unit holder per share – basic and diluted	$—	$(10.11)	$—		$—

Note 1. Basis of Pro Forma Presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated results of operation subsequent to the Business Combination.

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor do they purport to project the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of Spartacus and Holdings.

There were no significant intercompany balances or transactions between Spartacus and Holdings as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Spartacus and Holdings filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of NextNav Inc.’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

a)	Reflects the reclassification of cash held in the Spartacus trust account (the “Trust Account”) that becomes available following the Business Combination.

b)	Reflects a $177.0 million withdrawal of funds from the Trust Account to fund the redemption of 17.4 million shares of Spartacus Class A common stock at approximately $10.15 per share.

c)	Reflects the cash payment of Spartacus and Holdings’ transaction costs of $29.4 million incurred and paid at the close of the Business Combination. Of that amount, $7.0 million relates to deferred underwriting compensation incurred as part of the initial public offering of Spartacus paid upon the consummation of a Business Combination. The remaining transaction costs of $22.4 million include direct and incremental costs, such as legal, third party advisory, and other miscellaneous fees associated with the Business Combination.

As of September 30, 2021, approximately $6.5 million of transaction costs were deferred on the historical balance sheet of Holdings, and approximately $1.9 million and $2.3 million were accrued for on the historical balance sheet of Spartacus and Holdings, respectively. These transaction costs relate legal and third party advisory costs associated with the Business Combination.

d)	Reflects the cash payoff of Holdings’ senior secured loan facility of $91.5 million and the elimination of the corresponding liability of $82.2 million, which is presented net of debt issuance costs and discount.

e)	Reflects the repayment of the Spartacus’ working capital loan upon consummation of the Business Combination.

f)	Reflects the gross cash proceeds from PIPE Financing of 20.5 million shares of Spartacus Class A common stock for $205.0 million from the PIPE Investors.

g)	Reflects the unvested portion of the two Class D Preferred Units warrants issued by Holdings to AT&T which vest upon the consummation of the Business Combination. For purposes of the pro forma condensed combined balance sheet these warrants are deemed to vest as of September 30, 2021, and the value of the unvested portion is based on the valuation as of September 30, 2021. The information is provided for illustrative purposes only, and the fair value of the unvested portion may significantly differ as a result of the Business Combination.

h)	Reflects the unvested portion of the Class A Common Units warrant issued by Holdings to AT&T which vest upon the consummation of the Business Combination. For purposes of the pro forma condensed combined balance sheet the warrant is deemed to vest as of September 30, 2021, and the value of the unvested portion is based on the valuation as of the historical modification date of the AT&T Holdings Warrants. The information is provided for illustrative purposes only, and the fair value of the unvested portion may significantly differ as a result of the Business Combination.

i)	Reflects the reclassification of Holdings’ redeemable warrant liability to additional paid-in capital and common stock for the exchange of the AT&T Holdings Warrants for the AT&T Shelf Warrant.

The value of the AT&T Shelf Warrant upon exchange date is assessed by Holdings to closely approximate the combined value of the AT&T Holdings Warrants, which for purposes of the pro forma condensed combined balance sheet as of September 30, 2021 is deemed to be the fair value of the AT&T Holdings Warrants as of this date. The information is provided for illustrative purposes only, and the fair value of the AT&T Holdings Warrants may significantly differ as a result of the Business Combination.

j)	Reflects the reclassification of Holdings’ redeemable warrant liability to additional paid-in capital and common stock as a result of: i) the exercise of outstanding warrants, other than the AT&T Holdings Warrants, immediately prior to the Business Combination ii) as well as the reclassification of certain unexercised warrants, other than those held by AT&T, to permanent equity.

k)	Reflects the reclassification of Spartacus’ 10 million outstanding public warrants issued during its initial public offering from warrant liability to additional paid-in capital and common stock. Upon consummation of the Business Combination, the terms included in the public warrants that precluded equity classification are no longer applicable, which for purposes of the pro forma condensed combined balance sheet is assumed to have occurred on September 30, 2021.

l)	Reflects the reclassification of $1 thousand for the par value of Spartacus Class B common stock to the par account for Class A common stock to account for the conversion of all outstanding, non-forfeited Class B common stock to Class A common stock (see Note 4).

m)	Reflects the recapitalization of Holdings, including the reclassification of members’ equity to common stock, additional paid-in capital, and accumulated other comprehensive loss.

n)	Reflects the elimination of Spartacus’ historical retained earnings.

o)	Reflects the recapitalization of Holdings preferred convertible preferred stock.

p)	Reflects the recapitalization of Holdings common stock.

Note 3. Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and for the period from August 10, 2020 (inception) through December 31, 2020 (as restated), and for the year then ended are as follows:

a)	Reflects the reduction of interest expense for the nine months ended September 30, 2021 and for the year ended December 31, 2020 as a result of the payoff of Holdings’ senior secured loan facility.

b)	Reflects the incremental expense for the unvested portion of the two Class D Preferred Units warrants issued by Holdings to AT&T, which for the purposes of the pro forma condensed combined statement of operations for the year ended December 31, 2020, is assumed to have vested on January 1, 2020. The unvested portion is deemed to be equivalent to the fair value of the vested portion of the two Class D Preferred Units warrants at September 30, 2021. The information is provided for illustrative purposes only, and the fair value of the unvested portion of the AT&T Holdings Warrants may significantly differ as a result of the consummation of the Business Combination.

c)	Reflects the incremental expense for the unvested portion of the Class A Common Units warrant issued by Holdings to AT&T which vests upon consummation of the Business Combination, and for the purposes of the pro forma condensed combined statement of operations for the year ended December 31, 2020 is assumed to have vested on January 1, 2020. The unvested portion is deemed to be equivalent to the fair value of the vested portion of the Class A Common Units warrant as of the historical modification date of the AT&T Holdings Warrants. The information is provided for illustrative purposes only, and the fair value of the unvested portion of the AT&T Holdings Warrants may significantly differ as a result of the consummation of the Business Combination.

d)	Reflects the elimination of the AT&T Holdings Warrants based on the election made by AT&T to exchange its AT&T Holdings Warrants for the equity-classified AT&T Shelf Warrant. The value of the AT&T Shelf Warrant upon exchange date is assessed by Holdings to closely approximate the combined value of the AT&T Holdings Warrants, which for the purposes of the pro forma condensed combined statement of operations for the year ended December 31, 2020, is assumed to have occurred on January 1, 2020. The information is provided for illustrative purposes only, and the fair value of the existing warrant may significantly differ as a result of the consummation of the Business Combination.

e)	Reflects the elimination of Holdings’ fair value adjustments related to warrants, other than the AT&T Holdings Warrants, accounted for as liabilities due to the i) exercise of the warrants upon the close of the Business Combination and ii) the reclassification of the remaining unexercised warrants to permanent equity and discontinuing to account for these at fair value on a recurring basis.

f)	Reflects the elimination of Spartacus’ fair value adjustments related to the 10 million outstanding public warrants issued during its initial public offering, which were historically accounted for as a liability. Upon consummation of the Business Combination, the terms included in the public warrants that precluded equity classification are no longer applicable, and accordingly the public warrants are reclassified to permanent equity and are no longer remeasured to fair value on a recurring basis. For purposes of the pro forma condensed combined statements of operations, the reclassification is assumed to have occurred on January 1, 2020.

Note 4. Loss Per Share

Pro Forma Weighted Average Shares (Basic and Diluted)

The following pro forma weighted average shares calculations have been performed for the nine months ended September 30, 2021 and for the period from August 10, 2020 (inception) through December 31, 2020 (as restated). The unaudited condensed combined pro forma loss per share (“LPS”), basic and diluted, are computed by dividing loss by the weighted-average number of shares of common stock outstanding during the period.

Prior to the Business Combination, Spartacus had two classes of common stock shares: Class A shares and Class B shares. The Class B shares were held by the Sponsor. In connection with the closing of the Business Combination, each currently issued and outstanding share of Class B common stock not forfeited automatically converted on a one-for-one basis, into shares of Class A common stock. Immediately thereafter, each currently issued and outstanding share of Class A common stock automatically converted, on a one-for-one basis, into shares of NextNav Inc.

Spartacus had 10 million outstanding public warrants sold during the initial public offering and 8.75 million warrants sold in a private placement to purchase an aggregate of 18.75 million Class A shares simultaneous to the initial public offering. The warrants were exercisable at $11.50 per share which exceeded the current market price of Spartacus’s Class A common stock. These warrants were considered anti-dilutive and excluded from the LPS calculation as the exercise price exceeds the average market value of the common stock price during the applicable period.

The AT&T Shelf Warrant issued by Holdings entitles AT&T to purchase an aggregate of 4,320,133 shares of NextNav Inc.’s common stock at an exercise price of $0.01. The AT&T Shelf Warrant is expected to be net settled upon redemption, resulting in an issuance of 4,315,813 of NextNav Inc.’s common stock. The exercise price represents little consideration compared to the estimated price of Spartacus’ Class A common stock of $10.00 per share and there are no other vesting conditions or contingencies associated with them. Accordingly, they will be included in the pro forma LPS calculation during the applicable period.

Upon the closing of the Business Combination, the board of directors authorized and approved the grant of restricted stock units under the Omnibus Incentive Plan. Awards granted under the Omnibus Plan above are antidilutive and excluded from pro forma diluted LPS. As a result, pro forma diluted LPS is the same as pro forma basic LPS for the periods presented.

	For the nine months ended September 30, 2021	For the year ended December 31, 2020
	Pro-Forma Combined	Pro-Forma Combined
Pro forma net loss (in thousands)	$(36,070)	$(34,734)
Basic and Diluted weighted average shares outstanding	99,791,147	99,791,147
Pro Forma Basic and Diluted loss per share	$(0.36)	$(0.35)

Pro Forma Basic and Diluted weighted average shares
Holdings Stockholders	67,419,627	67,419,627
AT&T Shelf Warrant (1)	4,315,813	4,315,813
Spartacus Founder Shares	5,000,000	5,000,000
Spartacus Public Stockholders	2,555,707	2,555,707
Spartacus PIPE Investors	20,500,000	20,500,000
Total Pro Forma Basic and Diluted weighted average shares	99,791,147	99,791,147

(1)	Assumes net settlement of AT&T Shelf Warrant.